Exhibit 5.1

Aboudi Legal Group PLLC	David Aboudi, Partner
	Mobile:	+972-52-398-3707 email:david@aboudilegal.com

December 12, 2025

Azrieli Business Center

8 Medinat Hayehudim

Herzliya, Israel

Re:	Revium Rx
Registration Statement on Form S-1 (File No. 333-284934)

Ladies and Gentlemen:

We have acted as counsel for Revium Rx, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on February 4, 2025, pursuant to the Securities Act of 1933, as amended (the “Act”), (such Registration Statement, as amended or supplemented is hereinafter referred to as the “Registration Statement”), relating to the proposed registration of the public offering and sale of the following securities of the Company::

1. Up to 1,562,500 units of securities to be issued by the Company (each unit consists of (i) two shares of common stock, $0.001 par value per share (the “Common Stock”) and (ii) a warrant to purchase one share of Common Stock, for a total of 4,687,500 shares of Common Stock comprised of 3,125,000 shares of Common Stock and 1,562,500 shares to be issued upon exercise of the warrants (the “Primary Offering Warrants”), to be offered and sold by the Company at an assumed per unit purchase price of $3.20 (the “Primary Offering Securities”); and

2. Up to 37,625,790 shares of the Company’s Common Stock to be offered and sold, from time to time, by the selling stockholders identified in the Registration Statement pursuant to the additional prospectus contained in the Registration Statement(the “Selling Stockholders Shares”), including the issuance of 6,372,265 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Selling Stockholder Warrants”).

The Primary Offering Securities are to be sold by the Company on a self underwritten best-efforts basis.

Aboudi Legal Group PLLC	David Aboudi, Partner
	Mobile:	+972-52-398-3707 email:david@aboudilegal.com

In rendering the opinion set forth below, we have examined the originals, or photostatic or certified copies, of (i) the Registration Statement and all exhibits thereto; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (iii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and authorizing the issuance of the Shares and related matters and (iv) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America. Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Primary Offering Securities have been duly and validly authorized, and upon purchase of such Units and paid for, the Common Stock included in such Units will be validly issued, fully paid, and non-assessable shares of Common Stock in the Company and the shares of Comon Stock issuable upon exercise of the Primary Offering Warrants included in the Units, will, upon exercise of such warrants and paid for, will be validly issued, fully paid, and non-assessable shares of Common Stock in the Company.

2. The Selling Stockholder Shares are currently validly issued, fully paid, and non-assessable shares of Common Stock in the Company and the shares of Comon Stock issuable upon exercise of the Selling Stockholder Warrants, will, upon exercise of such warrants and paid for in accordance with their terms, will be validly issued, fully paid, and non-assessable shares of Common Stock in the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Sincerely,

/s/ Aboudi Legal Group PLLC

Aboudi Legal Group PLLC